UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders (the “Annual Meeting”) of HRG Group, Inc. (the “Company”) was held today, June 12, 2018.

At the Annual Meeting, the Company’s stockholders (i) elected two Class II directors to the Company’s board of directors (the “Board”) to each serve for a three-year term ending on the earlier of the 2021 Annual Meeting or their death, resignation or removal (Proposal 1) and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018 (Proposal 2).

Only holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on April 20, 2018 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 203,103,593 shares of Common Stock entitled to vote, the holders of which were entitled to one vote per share in the election of directors and on each other matter submitted for stockholder approval.  Holders of Common Stock representing a total of 190,929,920 votes (approximately 94.00 % of the total voting power), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for the votes regarding each proposal are set forth below.

Proposal 1: The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Curtis A. Glovier	169,613,232	12,299,688	9,017,000
Joseph S. Steinberg	174,911,998	7,000,922	9,017,000

Proposal 2: The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
189,613,556	1,285,730	30,634	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, Chief Operating Officer, General Counsel & Corporate Secretary

Dated: June 12, 2018